AMENDMENT TO THE TRANSFER AGENCY AND
               DIVIDEND DISBURSING AGENCY AGREEMENT BY AND BETWEEN
                     TD WATERHOUSE FAMILY OF FUNDS, INC. AND
                        NATIONAL INVESTOR SERVICES CORP.

         Amendment made as of August 31, 2000 to the Transfer Agency and Dividend Disbursing Agency Agreement dated as of September 8, 1999 (the "Agreement"), by and between TD WATERHOUSE FAMILY OF FUNDS, INC. (the "Company") and NATIONAL INVESTOR SERVICES CORP. (the "Transfer Agent").

                                   WITNESSETH:

WHEREAS, the Company and the Transfer Agent desire to make an amendment to the Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Each of the California Municipal Money Market Portfolio and New York Municipal Money Market Portfolio is included as a "Portfolio" under the Agreement for all purposes.

2. Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.


                                      TD WATERHOUSE FAMILY OF
                                      FUNDS, INC.

                                      By:      /s/ George A. Rio
                                               --------------------------
                                               Name: George A. Rio
                                               Title:   President


                                      NATIONAL INVESTOR SERVICES CORP.

                                      By:      /s/ Joseph Barra
                                               --------------------------
                                               Name: Joseph Barra
                                               Title:   President & CFO